UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2012

CHINA ENVIRONMENTAL PROTECTION, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53783	75-3255056
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Jiangsu Jinyu Environmental Engineering Co., Ltd.

WestGarden, GaochengTown

Yixing City, Jiangsu Province

People’s Republic of China 214214

(Address of registrant’s principal executive office)

86-510-87838598

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 24, 2012, Keith K. Zhen, CPA (“Keith”) resigned as the independent registered public accounting firm for China Environmental Protection, Inc. (the “Company”), effective immediately.

Keith has not provided any opinions, qualification or modification to our financial statements for each of the past two fiscal years. The Company does not have, as otherwise disclosed above, any other disagreements or reportable events as described under Item 304(a)(1) of Regulations S-K.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Keith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Keith, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided Keith with a copy of this disclosure before its filing with the SEC. We requested that Keith provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We will file such letter by amendment to this 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENVIRONMENTAL PROTECTION, INC.

By:	/s/ Boping Li
Name:	Boping Li
Title:	Chief Executive Officer

Date:  December 31, 2012